UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

BONE BIOLOGICS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

May 11, 2023

Dear Stockholders:

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders holding a majority of the voting power of the common stock of Bone Biologics Corporation (the “Company”) have executed a written consent in lieu of a meeting to approve an amendment to our certificate of incorporation to approve a reverse split of the Company’s outstanding common stock with a split ratio of between 1-for-20 and 1-for-50, which will be determined by the Board of Directors in its sole discretion (the “Reverse Split”).

Our board of directors has authorized the amendment and stockholders holding a majority of the voting power of our common stock have executed a written consent approving the amendment. The consent we have received constitutes the only stockholder approval required under Delaware corporate law and our certificate of incorporation and bylaws, as presently in effect. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, this amendment will not become effective until at least 20 days after the accompanying information statement has been distributed to the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of holders of a majority of the voting power of our common stock approving the amendment satisfies all applicable stockholder voting requirements, we are not asking you for a Proxy; please do not send us one. We are furnishing this Information Statement to you solely to inform you of the approval of the amendment by the holders of a majority of the voting power of our common stock. No action is required by you.

The Information Statement is for information purposes only — Please read it carefully.

May 11, 2023	By Order of the board of directors,

/s/ DON HANKEY
Don Hankey
Chairman of the Board of Directors

1

BONE BIOLOGICS CORPORATION

2 Burlington Woods Drive, Suite 100

Burlington, MA 01203

INFORMATION STATEMENT

May 11, 2023

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is expected to be mailed on or about May 11, 2023, to the stockholders of record of Bone Biologics Corporation (the “Company”), at the close of business on May 1, 2023 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

This Information Statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our securities have adopted, by written consent, resolutions authorizing us to take the following action (the “Proposal”):

Reverse Split. To approve and adopt an amendment to the Company’s Certificate of Incorporation to effect a reverse split (the “Reverse Split”) of the Company’s outstanding common stock with a split ratio of between 1-for-20 and 1-for-50, which will be determined by the Board of Directors in its sole discretion.

We will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and all documents that now accompany or may in the future supplement it. We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of this Information Statement or by calling our principal executive offices at 781-552-4452. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement.

2

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT: THIS INFORMATION STATEMENT WILL BE AVAILABLE ON THE COMPANY’S WEB SITE AT WWW.BONEBIOLOGICS.COM

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware law and our certificate of incorporation and bylaws, no stockholder has any right to dissent to the Proposal, and no stockholder is entitled to appraisal of or payment for their shares of our stock.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 100,000,000 shares of common stock (the “Common Stock”), of which 16,702,912 shares were issued and outstanding and 20,000,000 shares of Preferred Stock of which no shares are outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

CONSENTING STOCKHOLDERS

The approval of the Proposal requires the consent of the holders of a majority of the voting power of the Common Stock entitled to vote. The Delaware General Corporation Law generally provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

In order to eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Proposal and in order to effectuate the Proposal as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. Approval of the Proposal was obtained as of May 1, 2023 by written consent of the holder of shares representing 51.59% of the voting power.

No consideration was paid for the consent of any consenting stockholder.

The following table sets forth the names of the holders of the Common Stock, the total number of votes that such holder voted in favor of the Proposal and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof:

Name of Voting Stockholder	Class of Stock	Number of Shares held	Number of Votes held by such Stockholder	Number of Votes that Voted in Favor of the Reverse Split	Percentage of the Voting Equity that Voted in Favor of the Reverse Split
Don R Hankey TTEE Don Hankey	Common Stock	4,279,721	4,279,721	4,279,721	25.62%
Knight Services, Inc.	Common Stock	77,681	77,681	77,681	0.47%
Knight Insurance Company, Ltd.	Common Stock	1,466,603	1,466,603	1,466,603	8.78%
Knightbrook Insurance Company	Common Stock	285,438	285,438	285,438	1.71%
Knight Specialty Insurance Company	Common Stock	560,877	560,877	560,877	3.36%
Bret Hankey/Bret Hankey Trust	Common Stock	597,166	597,166	597,166	3.58%
Patricia Hankey	Common Stock	234,770	234,770	234,770	1.41%
Deborah Bowles Trust	Common Stock	285,030	285,030	285,030	1.71%
The Musculoskeletal Transplant Foundation, Inc.	Common Stock	591,697	591,697	591,697	3.54%
Gracia Slamet	Common Stock	235,200	235,200	235,200	1.41%
Total		8,614,183	8,614,183	8,614,183	51.59%

3

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of the indicated securities. For the complete terms of our Common Stock please refer to our Certificate of Incorporation, and bylaws that we have filed with the SEC.

We are authorized to issue 100,000,000 shares of Common Stock, $0.001 par value per share, and 20,000,000 shares of Preferred Stock, par value $0.001.

Common Stock

Voting. Each holder of Common Stock shall have one vote in respect of each share of stock held of record on the books of the corporation for the election of directors and on all matters submitted to a vote of our stockholders.

Dividends. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of our assets which are by law available for dividends, dividends payable in cash, property or shares of capital stock.

Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of our affairs, holders of Common Stock shall be entitled, unless otherwise provided by law or our articles of incorporation, including any certificate of designations for a series of preferred stock, to receive all of our remaining assets of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

Other Rights and Restrictions. Holders of our Common Stock do not have preemptive rights, and they have no right to convert their Common Stock into any other securities. Our Common Stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock that are issued and outstanding or that we may issue in the future.

Preferred Stock

The preferred stock may be issued in one or more series and our Board of Directors, without further approval from our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

APPROVAL OF REVERSE SPLIT

Background

The Board of Directors has the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect the Reverse Split within this range at any time it believes to be most advantageous to our Company and stockholders in the next 12 months. The exact ratio of the Reverse Split, if effected, would be set at a whole number within the range as determined by the Board of Directors in its sole discretion. The Reverse Split Amendment would not change the number of authorized shares of our common stock and the par value of our common stock would remain at $0.001 per share.

The Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on November 17, 2022, notifying the Company that, because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer meets the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

4

In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A) ( the “Rule”), the Company has a period of 180 calendar days from the date of notification, or until May 16, 2023, to regain compliance with the Minimum Bid Price Requirement, during which the stock will continue to list on the Nasdaq. The Company does not expect to regain compliance prior to the initial deadline of May 16, 2023. Under the Rule, the Company will be afforded an additional 180 days or until November 13, 2023 to regain compliance with the Minimum Bid Price Requirement based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency which the Company plans to by effecting the Reverse Split, if necessary. If at any time before November 13, 2023 the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days (with or without the Reverse Split, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement unless Nasdaq exercises its discretion to extend this 10 day period.

The Reverse Stock Split would potentially increase our bid price such that we meet the Minimum Bid Requirement required for maintaining the listing requirements for the Nasdaq Capital Market. We can provide no assurances that the Reverse Stock Split will have a long-term positive effect on the market price of our common stock, or increase our ability to maintain listing for trading on Nasdaq.

We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our Board of Directors may consider, among other things, factors such as:

●	the listing requirements of Nasdaq;
●	the historical trading price and trading volume of our common stock;
●	the number of outstanding shares of our common stock;
●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Split on the trading market for our common stock; and
●	prevailing general market and economic conditions.

Depending on the ratio for the Reverse Split determined by our Board of Directors, no less than 20 and no more than 50 shares of existing issued and outstanding common stock, as determined by our Board of Directors, will be combined into one share of common stock.

The Board will retain the authority not to effect the Reverse Split even though it has already obtained stockholder approval. Thus, the Board, at its discretion, may cause the filing of the Reverse Split Amendment to effect a Reverse Split or abandon it and effect no Reverse Split if it determines that such action is not in the best interests of our Company and stockholders.

Effects of the Reverse Stock Split

As of May 1, 2023, the Company had 16,702,912 shares of its Common Stock issued and outstanding. Depending on the ratio for the Reverse Split determined by our Board, a minimum of 20 and a maximum of 50 shares of existing Common Stock will be combined into one new share of Common Stock. The table below shows, as of May 1, 2023 the number of outstanding shares of Common Stock that would result from the listed hypothetical Reverse Split ratios (without giving effect to the treatment of fractional shares):

Reverse Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Split
1-for-20	835,146
1-for-30	556,764
1-for-40	417,573
1-for-50	334,058

The Reverse Split will not affect any stockholder’s percentage ownership interest in our Company, except as described below in “Fractional Shares.” Record holders of our common stock otherwise entitled to a fractional share as a result of the Reverse Split because they hold a number of shares not evenly divisible by the Reverse Split Ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share. In addition, the Reverse Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares as discussed herein).

5

The Reverse Split will not change the terms of our common stock. After the Reverse Split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Our common stock will remain fully paid and non-assessable.

After the effective time of the Reverse Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time of a Reverse Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Split Ratio. In addition, a reduction in the number of shares of our common stock outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

The availability of a substantial number of authorized but unissued shares of our common stock resulting from the Reverse Split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our common stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our Certificate of Incorporation or bylaws as then in effect. The proposal to effectuate the Reverse Split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our Board of Directors did not authorize the Reverse Split to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

In addition, the Reverse Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

Additional Risks Associated with the Reverse Split

There can be no assurance that the market value per share of our common stock after the Reverse Split will increase and/or remain higher than the current market value per share of our common stock at any time or for any period of time after the Reverse Split or that our total market capitalization after the Reverse Split will be equal to or greater than our total market capitalization before the Reverse Split.

There can be no assurance that the market value per share of our common stock after the Reverse Split will be increased by a multiple equal to the Reverse Split ratio, or increase at all, or remain constant in proportion to the reduction in the number of outstanding shares of our common stock immediately prior to the Reverse Split or any increase in the market per share of our common stock after the Reverse Split. Accordingly, our total market capitalization after the Reverse Split could be lower than our total market capitalization before the Reverse Split and, in the future, the market value per share of our common stock after the Reverse Split may not exceed and/or remain higher than the current market value per share of our common stock immediately prior to the Reverse Split. In many cases, the total market capitalization of a company immediately after a Reverse Split is lower than the total market capitalization immediately prior to the Reverse Split.

While we believe that a higher stock price may help generate investor interest in our common stock, the Reverse Split may not result in a stock price that will attract institutional investors or investment funds or satisfy the investing guidelines of institutional investors or investment funds. A decline in the market price of our common stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of the Reverse Split. The market price of our common stock is also based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

6

Implementation of the Reverse Split

The Reverse Split, if effected, would become effective upon the filing (the “Effective Time”) of the Reverse Split Amendment with the Office of the Secretary of State of the State of Delaware. The Reverse Split Amendment will implement the exchange ratio (of not less than 1-for-20 nor more than 1-for-50) as determined by the Board of Directors prior to the Effective Time. The exact timing of the filing of the Reverse Split Amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the Reverse Split Amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Split.

As soon as practicable after the effective date, stockholders will be notified that the Reverse Split has been effected. Our transfer agent will act as exchange agent for the Reverse Split for purposes of implementing the exchange of stock certificates. Holders of old shares may surrender to the exchange agent certificates representing old shares in exchange for a direct registration book-entry statement representing full Post-Split Common Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our transfer agent. No Post-Split Common Shares will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Payment for Fractional Shares

We will not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split will be rounded up to the nearest whole share.

U.S. Federal Income Tax Consequences

The following is a summary of important U.S. federal tax considerations of the proposed Reverse Split. It addresses only stockholders who hold the pre-Reverse Split shares and post-Reverse Split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Split shares as part of a straddle, hedge or conversion transaction, stockholders who hold the pre-Reverse Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended, or the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation.

This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. We have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Split.

ACCORDINGLY, ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE SPLIT.

We believe that a stockholder generally will not recognize gain or loss on the Reverse Split. The aggregate tax basis of the post-Split shares received will be equal to the aggregate tax basis of the presplit shares exchanged therefor, and the holding period of the post-Split shares received will include the holding period of the pre-Split shares exchanged. No gain or loss will be recognized by us as a result of the Reverse Split.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

Except as described below, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposal to which is not shared by all other holders of the Company’s Common Stock. See “Stockholdings of Certain Beneficial Owners, Directors and Management.” Don Hankey is the Chairman of the Board of the Company, and the Company’s Chief Executive Officer reports to him. Mr. Hankey is the beneficial owner of 6,702,016 shares and 442,379 shares issuable upon exercise of warrants of the Company as described in the table below.

7

STOCKHOLDINGS OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock as of May 1, 2023 by each person or group of affiliated persons known to the Company to beneficially own 5% or more of its Common Stock, each director, each named executive officer, and all of its directors and named executive officers as a group.

Name of Beneficial Owner or Identity of Group	Title of Class	Shares(1)		Percentage

5% or greater stockholders:

Knight Insurance Company, Ltd. 4751 Wilshire Blvd #111 Los Angeles, CA 90010	Common Stock	2,469,281	(2)	14.6%

Sabby Management LLC 115 Hidden Hills Dr. Spicewood, TX 78669	Common Stock	1,237,205		7.4%

Ionic Ventures, LLC 3053 Fillmore St. Suite 256 San Francisco, CA 94123	Common Stock	788,747	(10)	4.9%

Executive Officers and Directors:

Don R. Hankey 4751 Wilshire Blvd #110 Los Angeles, CA 90010	Common Stock	7,144,395	(3)	41.7%

Jeffrey Frelick, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803	Common Stock	143,237	(4)	0.9%

Deina H. Walsh, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803	Common Stock	43,875	(5)	0.3%

Bruce Stroever, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803	Common Stock	39,305	(6)	0.2%

Erick Lucera, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803	Common Stock	59,305	(7)	0.4%

Sid Angle, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803	Common Stock	59,305	(8)	0.4%

Total Officers and Directors as a Group (6 persons)	Common Stock	7,445,546	(9)	42.7%

(1)	Based on 16,702,912 issued and outstanding shares. The number of shares issued and outstanding that was used to calculate the percentage ownership of each listed person includes the shares underlying convertible debt, stock options and warrants that are exercisable 60 days from our report date.

8

(2)	Knight Insurance Company, Ltd. is the beneficial owner of 2,312,918 shares and 156,363 shares issuable upon exercise of warrants consisting of 1,466,603 shares and 99,148 shares issuable upon exercise of warrants held by Knight Insurance Company, Ltd., 285,438 shares and 19,297 shares issuable upon exercise of warrants held by Knightbrook Insurance Company which is a wholly owned subsidiary of Knight Insurance Company, Ltd. and 560,877 shares and 37,918 shares issuable upon exercise of warrants held by Knight Specialty Insurance Company a wholly owned subsidiary of Knight Insurance Company, Ltd.

(3)	Mr. Hankey is the beneficial owner of 6,702,016 shares and 442,379 shares issuable upon exercise of warrants of the Company consisting of 4,279,721 shares and 280,764 shares issuable upon exercise of warrants owned by the Don Hankey Trust (the “Trust”) of which Mr. Hankey is the Trustee, 31,696 shares held by H&H Funding LLC of which Mr. Hankey is the sole manager, 77,681 shares and 5,252 shares issuable upon exercise of warrants held by Knight Services, Inc. which is 100% owned by the Trust, and Knight Insurance Company, Ltd. the beneficial owner of 2,312,918 shares and 156,363 shares issuable upon exercise of warrants consisting of 1,466,603 shares and 99,148 shares issuable upon exercise of warrants held by Knight Insurance Company, Ltd., 285,438 shares and 19,297 shares issuable upon exercise of warrants held by Knightbrook Insurance Company which is a wholly owned subsidiary of Knight Insurance Company, Ltd. and 560,877 shares and 37,918 shares issuable upon exercise of warrants held by Knight Specialty Insurance Company a wholly owned subsidiary of Knight Insurance Company, Ltd.

(4)	Includes 140,140 shares underlying stock options exercisable within 60 days.

(5)	Includes 43,875 shares underlying stock options exercisable within 60 days.

(6)	Includes 39,305 shares underlying stock options exercisable within 60 days.

(7)	Includes 59,305 shares underlying stock options exercisable within 60 days.

(8)	Includes 59,305 shares underlying stock options exercisable within 60 days.

(9)	Consists of 6,705,113 shares, 442,379 shares issuable upon exercise of warrants and 298,054 shares underlying stock options exercisable within 60 days.

(10)	Does not include an additional 1,717,652 shares issuable upon exercise of stock warrants which due to the blocker, the holder is prohibited from exercising if as a result of such exercise, the holder and its affiliates would beneficially own more than 4.99% of the then outstanding shares of the Company.

PROPOSALS BY SECURITY HOLDERS

As of the date of this Information Statement, no proposals have been received by the Company.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 including the financial statements, as filed with the SEC. You are encouraged to review the Annual Report and any subsequent information we filed or will file with the SEC and other publicly available information.

May 11, 2023	By Order of the board of directors,

/s/ DON HANKEY
Don Hankey
Chairman of the Board of Directors

9

APPENDIX A

bone biologics corporation

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Bone Biologics Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law (the “DGCL”), does hereby certify as follows:

FIRST: Article 5 of the Corporation’s Certificate of Incorporation, filed with the Secretary of State of Delaware on October 18, 2007, as amended on July 28, 2014, September 22, 2014, July 16, 2018 and October 8, 2021, shall be amended to add the following paragraph to Article 5:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each ____shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split and all certificates that otherwise would represent fractional shares shall be rounded up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

SECOND: This Certificate of Amendment shall become effective on _____2023 at 4:00 PM.

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of ______, 2023.

Bone Biologics Corporation

By:	/s/ Jeffrey Frelick
Name:	Jeffrey Frelick
Title:	Chief Executive Officer